UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2019

RELIANCE STEEL & ALUMINUM CO.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13122	95-1142616
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 South Grand Avenue, Suite 5100,
Los Angeles, CA 90071

(Address of Principal Executive Offices) (Zip Code)

(213) 687-7700

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RS	New York Stock Exchange

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a) On October 4, 2019, Reliance Steel & Aluminum Co. (the “Company”) announced that Gregg J. Mollins, the Company’s former President and Chief Executive Officer, intends to step down from the Board of Directors (the “Board”) of the Company, effective October 22, 2019. Mr. Mollins is not stepping down from the Board as the result of any disagreement with the Company, the Board or the management of the Company. As previously announced, Mr. Mollins will continue to serve as Senior Advisor to the CEO until his retirement in December 2019.

(d) On October 4, 2019, the Company announced that James D. Hoffman, 61, the Company’s President and Chief Executive Officer, will be appointed to serve as a member of the Board, effective October 22, 2019. The Company also announced that Lisa Baldwin, 51, has been appointed to serve as an independent director on the Board, effective October 3, 2019. Both Mr. Hoffman’s and Ms. Baldwin’s term as a director will expire at the Company’s 2020 Annual Meeting of Stockholders. In addition, Ms. Baldwin was appointed to the Audit Committee of the Board.   As an employee of the Company, Mr. Hoffman will not serve on any independent Board committees.

Ms. Baldwin has over 24 years of experience in the information technology field, and she currently serves as the Chief Information Officer of Tiffany & Co.

There are no arrangements or understandings between either Mr. Hoffman or Ms. Baldwin and any other persons pursuant to which they were selected as directors. Ms. Baldwin does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Donald Grant Hoffman, the son of Mr. Hoffman, is the manager of one of the Company’s operating divisions and received aggregate compensation and benefits paid by the Company in 2018 in excess of $120,000. Donald Grant Hoffman is compensated in a manner consistent with the Company’s employment and compensation policies applicable to all employees.

Ms. Baldwin will participate in the current director compensation arrangements applicable to non-employee directors, which are described under “Director Compensation” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 8, 2019, which disclosure is incorporated herein by reference. Consistent with the Company’s director compensation policies, because Mr. Hoffman is the Company’s President and Chief Executive Officer, he will receive no additional compensation for services as a director.

The Company will enter into an indemnification agreement with Ms. Baldwin in substantially the form of the Company’s standard form of indemnification agreement. Such form of indemnification agreement was included as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 18, 2016 and is incorporated herein by reference. The Company previously entered into such an indemnification agreement with Mr. Hoffman.

A copy of the press release with respect to the stepping down of Mr. Mollins and the appointments of Mr. Hoffman and Ms. Baldwin is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release issued by Reliance Steel & Aluminum Co., dated October 4, 2019.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIANCE STEEL & ALUMINUM CO.

Dated: October 4, 2019	By:	/s/ William A. Smith II
William A. Smith II
Senior Vice President, General Counsel and Corporate Secretary